Exhibit 5

September 2, 2004

PainCare Holdings, Inc.

37 North Orange Avenue, Suite 500

Orlando, Florida 32801

(407) 926-6615

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of an aggregate up to 13,800,000 shares of Common Stock, par value $0.0001 per share (the “Shares”), of PainCare Holdings, Inc., a Florida corporation (the “Company”). The Shares include an over-allotment option granted to the underwriters of the offering (the “Underwriters”) to purchase up to 1,800,000 Shares. We understand that the Shares are to be sold to the Underwriters for resale to the public as described in the Registration Statement and pursuant to the Underwriting Agreement filed as an exhibit thereto.

We are acting as counsel for the Company in connection with the sale of the Shares to the Underwriters, the registration of the Shares for resale to the public, and the Registration Statement and Underwriting Agreement. We have examined signed copies of the Registration Statement and the Underwriting Agreement. We have also examined and relied upon minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the following: (i) the authenticity and completeness of all documents submitted to us as originals, the genuineness of all signatures, and the legal competence of all signatories to each such document; (ii) the conformity to authentic original documents of all documents submitted to us as certified, confirmed, or photostatic copies thereof and the authenticity and completeness of such originals; (iii) the Underwriting Agreement constitutes the valid and binding obligation of each party thereto (other than the Company) and is enforceable in accordance with its terms (other than with respect to the Company); (iv) the absence of evidence extrinsic to the provisions of such documents among the parties that the parties intended a meaning contrary to that expressed by those provisions; (v) there has been no modification of any provision of the Underwriting Agreement and no waiver of any right or remedy relating thereto; and (vi) the accuracy of the certificates for the Shares deposited with The Depository Trust Company pursuant to the Underwriting Agreement.

We assume that all appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

We express no opinion herein as to the laws of any state or jurisdiction other than the laws of the State of New York and the federal laws of the United States of America.

Based upon and subject to the foregoing, and assuming the receipt of the appropriate consideration for the Shares, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with their respective governing documents, will be validly issued, fully paid and non-assessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is effective.

We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. The opinions herein are based on currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you or anyone else of any change in any such statute, rule, regulation and/or decision, or of any subsequent legal or factual developments which might affect any matter or opinion set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement, and to the reference of our name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Phillips Nizer LLP

PHILLIPS NIZER LLP